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                                                                      EXHIBIT 99

                            V. I. Technologies, Inc.

                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350

         Each of the undersigned officers of V.I. Technologies, Inc. (the "Company") certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 29, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.


Dated:  August 13, 2002                     /s/ John R. Barr
                                            -----------------
                                            John R. Barr
                                            Chief Executive Officer


Dated:  August 13, 2002                     /s/ Thomas T. Higgins
                                            ----------------------
                                            Thomas T. Higgins
                                            Chief Financial Officer